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                                                                     EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Alleghany Corporation:


We consent to incorporation by reference in the Registration Statements Nos. 33-27598, 333-323, and 333-37237 on Forms S-8 and Nos. 33-55707, 33-62477,
333-9981 and 333-13971 on Forms S-3 of our reports dated February 20, 1998, relating to the financial statements and related schedules of Alleghany Corporation and subsidiaries, which appear in, or are incorporated by reference in this Annual Report on Form 10-K of Alleghany Corporation for the fiscal year ended December 31, 1997. We also consent to the reference to our Firm in Registration Statement Nos. 33-27598, 333-323, and 333-37237 and under the heading "Experts" in Registration Statement Nos. 33-55707, 33-62477, 333-9981 and 333-13971.



                                                  /s/ KPMG Peat Marwick LLP


New York, New York
March 17, 1998